UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 13, 2022

Nestbuilder.com Corp.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55875 (Commission File Number)	82-3254264 (I.R.S. Employer Identification No.)

201 W. Passaic Street, Suite 301

Rochelle Park, NJ 07662

(Address of principal executive offices) (zip code)

(201) 845-7001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On July 13, 2022, we entered into a Second Amendment to Common Stock Purchase Warrant with six service providers, pursuant to which we amended a Common Stock Purchase Warrant dated August 20, 2019, as amended by that certain First Amendment to Common Stock Purchase Warrant dated May 26, 2022, held by each such service provider, to reduce the exercise price per share from $0.062 per share to $0.045 per share. The service providers included Alex Aliksanyan, our Chief Executive Officer and Director, Thomas Grbelja, our Chief Financial Officer and Director, and William McLeod, our Secretary and Director.

On July 13, 2022, we entered into a Second Amendment to Common Stock Purchase Warrant with five service providers, pursuant to which we amended a Common Stock Purchase Warrant dated February 4, 2022, as amended by that certain First Amendment to Common Stock Purchase Warrant dated May 26, 2022, held by each such service provider, to reduce the exercise price per share from $0.062 per share to $0.045 per share. The service providers included Alex Aliksanyan, our Chief Executive Officer and Director, Thomas Grbelja, our Chief Financial Officer and Director, and William McLeod, our Secretary and Director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Second Amendment to Common Stock Purchase Warrant

10.2	Form of Second Amendment to Common Stock Purchase Warrant

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2022	Nestbuilder.com Corp.,
a Nevada corporation

/s/ Alex Aliksanyan
	By:	Alex Aliksanyan
	Its:	Chief Executive Officer